Exhibit 99.1

News for Immediate Release

Contact: Kenneth Klipper
Chief Financial Officer
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Announces First Quarter Financial Results

Results from Operations Improve 17%; Net Operating Cash Usage Reduced 41%

BOSTON, MA, November 5, 2013 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2014.

For the first quarter of fiscal 2014, the Company recorded a net loss of $11.6 million, or $0.10 per share, compared to a net loss of $13.9 million, or $0.14 per share, for the first quarter of fiscal 2013, a 17% improvement.  Revenues for the first quarter of fiscal 2014 increased $1.2 million, or 10%, to $13.9 million.  Increases in revenues for the quarter ended September 30, 2013 included $1.9 million in fee income from Cology LLC, which completed its acquisition of a substantial portion of the operating assets of Cology Inc. and its affiliates in October 2012, an increase in revenues of $524 thousand from Tuition Management Systems LLC and an increase of $618 thousand in Monogram®-based fee revenues.  These increases were partially offset by a $1.5 million decline in special servicing revenues and a $393 thousand lower adjustment to the fair value of service revenue receivables.  In addition, expenses fell $1.1 million, or 4%, to $25.1 million from $26.2 million in the first quarter of fiscal 2013.  These results contributed to a 41% decline, to $6.4 million, in net operating cash usage*, a non-GAAP financial measure, the lowest quarterly level since the Company began disclosing the metric in fiscal 2009.

For the quarter ended September 30, 2013, total facilitated private education loan volumes were $433.2 million, including $76.1 million of Monogram-based loans and $357.1 million of loans facilitated by Cology LLC.  Loan disbursements for the quarter ended September 30, 2013 totaled $236.9 million, including $42.5 million of Monogram-based loans and $194.5 million of loans disbursed by Cology LLC.

 “We are pleased with the financial results for the quarter, especially the  growth in revenues and a reduction in operating expenses that contributed to a significant improvement in the Company’s net operating cash usage,” said Daniel Meyers, Chairman and Chief Executive Officer.

Company Liquidity

As of September 30, 2013, the Company had $117.9 million in cash, cash equivalents and short-term investments compared to $137.1 million at June 30, 2013.  The decrease of $19.2 million was primarily the result of $4.8 million of net investments in available-for-sale securities, private education loans and mortgage loans at Union Federal Savings Bank, $6.4 million to fund operations and $5.6 million in additional deposits for participation interest accounts.  These uses were partially offset by a net growth in deposits at Union Federal Savings Bank of $1.5 million.

* See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Tuesday, November 5, 2013 at 8:00 a.m. Eastern standard time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 4225097.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10035775.  The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and our expectations as to future financial success, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of November 5, 2013. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received or any proposed additional taxable income as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates, including additional fee-based revenues; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part I – Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 13, 2013. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal Savings Bank or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans;  interest rate trends; any challenge to the tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; and the resolution of our appeal in the cases pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended September 30, 2013 and 2012
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended September 30,
	2013	2012
Revenues:
Net interest income:
Interest income	$1,649	$1,193
Interest expense	(387)	(273)
Net interest income	1,262	920
(Provision) credit for loan losses	(174)	74
Net interest income after (provision) credit for loan losses	1,088	994
Non-interest revenues:
Tuition payment processing fees	7,948	7,424
Administrative and other fees	4,396	3,415
Fair value changes to service revenue receivables	445	838
Total non-interest revenues	12,789	11,677
Total revenues	13,877	12,671
Non-interest expenses:
Compensation and benefits	10,441	8,813
General and administrative	14,679	17,395
Total non-interest expenses	25,120	26,208
Loss from operations	(11,243)	(13,537)
Income tax expense	311	395
Net loss	$(11,554)	$(13,932)
Net loss per basic and diluted common share	$(0.10)	$(0.14)
Basic and diluted weighted-average common shares outstanding	112,142	102,061

 The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2013 and June 30, 2013
(unaudited)
(dollars and shares in thousands, except per share amounts)

	September 30, 2013	June 30, 2013
Assets
Cash and cash equivalents	$67,669	$81,910
Short-term investments, at cost	50,204	55,179
Restricted cash	114,113	87,338
Investments available-for-sale, at fair value	80,311	84,782
Education loans held-to-maturity, net of allowance of $1,699 and $1,659	70,436	62,996
Mortgage loans held-to-maturity, net of allowance of $480 and $440	14,239	12,629
Deposits for participation interest accounts, at fair value	18,784	13,147
Service revenue receivables, at fair value	13,913	14,817
Goodwill	20,066	20,066
Intangible assets, net	23,578	24,193
Property and equipment, net	6,154	6,176
Other assets	12,078	9,060
Total assets	$491,545	$472,293
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$165,488	$163,977
Restricted funds due to clients	113,978	86,994
Accounts payable, accrued expenses and other liabilities	15,586	14,884
Income taxes payable	26,136	25,922
Net deferred income tax liability	1,286	1,189
Total liabilities	322,474	292,966
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 250,000 shares authorized; 122,375 and 120,513 shares issued; 112,825 and 111,547 shares outstanding	1,223	1,204
Additional paid-in capital	458,812	456,843
Accumulated deficit	(102,378)	(90,824)
Treasury stock, 9,550 and 8,966 shares held, at cost	(187,827)	(187,154)
Accumulated other comprehensive loss	(759)	(742)
Total stockholders’ equity	169,071	179,327
Total liabilities and stockholders’ equity	$491,545	$472,293

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three Months Ended September 30, 2013 and 2012
(unaudited)
(dollars in thousands)

The following table presents our loan volume data for the three months ended September 30, 2013 and 2012:

	Three months ended September 30,
	2013					2012
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total
	(dollars in thousands)
Facilitated Loans	$61,894	$14,222	$76,116	$357,110	$433,226	$63,089	$21,378	$84,467
Disbursed Loans	33,732	8,721	42,453	194,480	236,933	33,077	12,925	46,002

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” and that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its non-interest expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from operations, for the three months ended September 30, 2013 and 2012 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three Months Ended September 30, 2013 and 2012
(unaudited)
(dollars in thousands)

	Three months ended September 30,
	2013	2012
Loss from operations	$(11,243)	$(13,537)
Adjustments to loss from operations:
Fair value changes to service revenue receivables	(445)	(838)
Cash distributions from service revenue receivables	1,349	1,112
Depreciation and amortization	1,308	1,006
Stock-based compensation	1,988	1,068
Change in TMS deferred revenue	1,506	1,458
Additions to property and equipment	(671)	(860)
Other	(219)	(247)
Non-GAAP net operating cash usage	$(6,427)	$(10,838)